LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 13th day of April, 1998, by and be-tween BPS DEVELOPMENT GROUP, a Pennsylvania general partnership, with offices at 37 S. Main Street, Suite 200, Chambersburg, PA, 17201 (herein-after referred to as "Lessor") and DIALYSIS SERVICES OF PA., INC. - CHAM-BERSBURG, a Pennsylvania corporation having an office at c/o Dialysis Services of Pa., Inc. - Lemoyne, 27 Miller Street, Lemoyne, PA 17043 (hereinafter referred to as "Lessee").

                           1.  PREMISES
                               --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Lessee, all that certain space consisting of 7,000 square feet of rentable space to be specifically determined and adjusted upon final plan acceptance (the "Space"), with specifications for the Space attached as Exhibit A, in the complex known as the Park Fifth Avenue Professional Center located at 765 Fifth Avenue (the "Building"), Suite A, Chambersburg, PA 17201 (the "Complex") to be used for an out-patient medical and dialysis center and related offices, medical and other, and storage purposes ("Use").

                             2.  TERM
                                 ----

     2.1     Term  This Lease is for the term of five (5) years, com-
             ----
mencing on the commencement date defined below (the "Term"). In the event this Lease commences on a day other than the first day of the month, then the rent shall be paid for such fractional month.

     2.2     Renewal Option
             --------------

     This Lease shall be renewable for two consecutive periods of five
(5) years each under the terms and conditions of this Lease, which renewal(s) shall be automatic provided that:

          (i)     Lessee is not in default hereunder; and

          (ii) Lessee has not given notice of its intent to terminate the Lease and not enter into any renewal; provided that any such notice to terminate this Lease and not to renew shall be given at least ninety
(90) days prior to the expiration of the current Term; and

          (iii) The rent for any renewal period will commence on the day of the month immediately following the expiration of the Term, which rent shall be prorated for any portion of a month, and will be at a rental of $8.00 per square foot for the first five year renewal term and $8.20 per square foot for the second five year renewal term.

     2.3     Condominium Approval
             --------------------

          (i) This Lease and the Use of the Space is subject to the Park Fifth Avenue Professional Center Association, Inc.'s ("Condominium") rules and regulations and Condominium Declaration; and

          (ii) The Lessor shall obtain and provide to Lessee the Condominium's written approval of this Lease on or prior to the Com-mencement Date as defined in Section 3.1, without which this Lease shall be null and void with no obligation of either party to the other, except for Lessor's immediate return of any Rent or Additional Rent payments and/or security deposits to Lessee without deduction for costs and without interest.

                     3.  COMMENCEMENT OF TERMS
                         ---------------------

     3.1     Commencement of Rent
             --------------------

     The Term and the payment of rent shall commence at the earlier of
(i) the 120th day from date that the Building is substantially completed (the "Commencement Date") for Lessee's possession and Use; or (ii) when the Lessee takes possession of the Space to operate for its Use. The Building shall be constructed so as to conform the Space to the re-quirements of Lessee's floor plan. The Building shall be deemed substantially completed when all of the following have been met: (i) Lessor has procured a certificate of occupancy or, if a certificate of occupancy is not legally required, when the Lessor has obtained all necessary licenses, permits, variances, and any other local, state and federal authorizations or approvals, and the Building complies with all safety, health and other governmental codes; and (ii) the service facil-ities and systems of the Building serving the Space are stubbed into the Space and are in good operating condition and working order. Failure of Lessor to complete the Building on or prior to July 15, 1998, subject to force majeure, will provide the Lessee with the right to complete the Building and at Lessee's sole option either (i) receive Lessor's im-mediate reimbursement of the Building completion expenses, or (ii) set-off such amounts of Building completion expenses against Rent and Additional Rent payments due or that may be due under this Lease with interest at prime plus 1% charged against any unused Building completion expenses.

     3.2 Possession of the Space includes the exclusive use of the same, together with the use, concurrent with any other occupants of the Building and Complex, of the common hallways, stairs, elevators (if any), toilet rooms, parking areas, air conditioning, storage, waste removal, electric, heat, light and water. Lessee, its agents, invitees, employees, servants, visitors and patients shall have the right of ingress and egress to and from the said Space, the Building and Complex. Lessor covenants that it will not at any time during the Term or any Renewal Term become a party or consent to any action, proceeding or project which might in any manner compete or interfere with Lessee's business of providing dialysis services, Lessee's Use of the Space, or deprive Lessee, its agents, employees, servants, invitees and visitors or patients of ingress and egress to or from the Space, the Building or the Complex.

     3.3     Use Availability
             ----------------

     It shall be Lessee's responsibility to determine and, if necessary, submit the appropriate applications for the Use of the Space to the appropriate governmental officials, agencies, commissions and boards having jurisdiction over the Use of the Space.

                               4.  RENT
                                   ----

     4.1 Subject to adjustment based upon the final square footage determination of the Space, Lessee agrees to pay as base rent to Lessor for the use of the Space during the Term $7.50 per square foot or Fifty-two Thousand Five Hundred and 00/100 ($52,500.00) Dollars per year ("Rent") to be paid in monthly installments of Four Thousand Three Hundred Seventy-five and 00/100 ($4,375.00) Dollars, payable monthly in advance on the due date, which is the first day of each calendar month during the Term, allowing ten (10) day check processing time. The Rent must be paid without demand.

     Lessee shall pay to Lessor upon the execution of this Lease Three Thousand Seven Hundred Fifty and 00/100 ($3,750.00) Dollars, which Lessor shall credit Lessee for the first month's rent, to be adjusted if the square footage is adjusted as provided in this Lease, and if pro-rated due to the Commencement Date falling on a date later than the first day of the month, the balance to be applied to the second month's rent (which pro rata portion shall be applicable to any Additional Rent).

     4.2 This Lease is a triple net lease and during the Term and any Renewal Period the Lessee shall pay the Additional Rent described in
Section 4.3.

     4.3     Additional Rent
             ---------------

          (i) The Lessee shall pay as additional rent above the Rent ("Additional Rent") (i) the lesser of ____% ("Lessee's Proportionate Share") for all exterior common area maintenance expenses attributable to the operation and maintenance of the Complex exclusive of electricity. Lessor will connect 15% of the outdoor lighting for the new Building in which the Space is located directly to Lessee's meter and there will be no other electric utility charges to Lessee. Lessor shall provide item-ization to Lessee of the exterior common area maintenance expenses. Lessee's Proportionate Share is determined by dividing the square footage of the Space by the square footage of the Complex. Any addi-tions to the Complex shall proportionately reduce Lessee's Propor-tionate Share. Lessor shall promptly notify Lessee of any such additions and the new computation of Lessee's Proportionate Share.

          (ii) With respect to each fiscal tax year or portion thereof during the Term, the Lessee shall pay to the Lessor, as Additional Rent any real estate taxes, levies and special assessments assessed by any governmental authority only with respect to the Space. Should any such assessment be provided upon the Building or Complex rather than directly for the Space, then Lessee shall pay Lessee's Proportionate Share of Lessor's interest in the Complex. The payment of Additional Rent shall be pro-rated should the Lease or any renewal thereof terminate before the end of any fiscal year. Lessee shall make such tax payments semi-annually or on a quarterly basis, as determined by the billing method used by the Borough of Chambersburg, within twenty (20) days of written notice from Lessor that such taxes are payable by Lessor together with the written assessment and tax bill.

     Subject to the provisions of Section 4.1 if any installment of Rent or Additional Rent is not paid within 10 days of its due date then Lessor may assess a late charge of five (5%) percent of the total amount of Rent or Additional Rent then due until the date of payment, which charge shall be immediately due and payable as further Additional Rent.

     4.4     Security Deposit
             ----------------

     No security deposit required.  [B.P./C.S.P.]

                               5.  UTILITIES
                                   ---------

     Lessee shall pay, directly to the utility company, promptly when due, all bills for water, sewer, electricity, heat and air conditioning and all other utilities that are furnished to the Space and separately billed and metered.

     Lessor shall have no obligation to provide utilities or equipment within the Space except for those utilities that are provided as of the Commencement Date of this Lease. In the event Lessee requires addi-tional utilities or equipment, the installation and maintenance thereof shall be at Lessee's sole obligation, provided that such installation shall be subject to Lessor's written consent which shall not be un-reasonably withheld or delayed.

     Lessor shall not be liable to Lessee for any interruption of or failure to provide electrical service, heating, air conditioning, or water, or other utility service which is due to any energy shortage, power failure, or other cause beyond the control of Lessor, or is required in order to enable Lessor to perform required and necessary maintenance or repairs within the Building.

           6.  OPERATING RESPONSIBILITIES OF THE LESSOR
               ----------------------------------------

     Lessor shall be responsible for the following during the Term:

          (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, founda-tion, floor slabs, paving and outside walks and other structural components of the Building, and surrounding grounds, and all common areas within and without the Building and the Complex;

          (ii) To keep and maintain in good and sanitary order, condition and repair the main plumbing and electrical components leading into and the overall plumbing and electrical components of the Building, other than those installed by Lessee and within the Space, the latter to be the responsibility of the Lessee;

          (iii) Subject to Section 4.3(i), to keep and maintain in good and sanitary order, condition and repair, the parking area; and to mark the parking spaces for the Lessee's staff and, if applicable (see sub-paragraph (v) below), for the Lessee's patients;

          (iv) Subject to Section 4.3(i), to handle in an expeditious manner the snow and ice removal from the Building, all parking areas, walk-ways leading up to the Building, provided it shall be Lessor's sole responsibility to remove snow and ice from the roof of the Building;

          (v) To insure adequate and free parking adjacent to the Space, including a reserved space and ramp for delivery of supplies, to insure designated and clearly numbered parking spaces at the side parking lot adjacent to the Building for Lessee's staff, and to the extent and at such time parking becomes inadequate for the Complex, then Lessor to insure a minimum of twenty (20) assigned and clearly marked parking spaces for the sole use of Lessee's patients, of which three (3) park-ing spaces will be designated and so marked for the handicapped and placed at the front entrance of the Building, and to allow Lessee's patients and staff to use additional parking facilities as may be avail-able;

          (vi) To use diligence in obtaining all necessary permits and licenses from any and all regulatory agencies for the continuous operation of the Building, which will comply with all safety, health and other governmental codes and regulations. Lessor warrants to Lessee that the Building is located in an area which is zoned for the use of an outpatient dialysis center. In the event it has been determined that this warranty has been violated, then it shall be the obligation of Lessor to promptly, at Lessor's sole cost and expense, rectify such violations; provided, if the zoning ordinances restrict the use of the Building and/or Space as it is to be used as provided herein, then the Lease shall be null and void.

          (vii) Subject to Section 4.3(i), to provide trash dumpsters in close proximity to the Building in which the Space is located of sufficient size and capacity to handle the daily containment and removal of trash from the Building; provided however, that Lessee shall be re-sponsible at its sole cost and expense for the proper containment and disposal of all medical refuse;

          (viii) To install and/or modify the exterior walk and entrance way, in such a manner that is mutually agreed upon, so the Space is easily accessible for the delivery of supplies and the entrance or exit of non-ambulatory patients of Lessee; such modifications may require the in-stallation of a concrete ramp and loading dock to handle the palletized delivery of supplies;

          (ix) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design; and Lessor to include and display Lessee's business name on all Building directories and at the Complex's street entrance signs;

          The parties, to the best of their abilities, will endeavor to maintain their separate identities.

          (x) To allow the patients and staff of Lessee free and easy access through all exits and entrances of the Building and the Complex;

          (xi) To keep and maintain separate metering for the utilities for the Space and insure no other party's utilities are connected or charged to Lessee's meters for the Space;

          (xii) Subject to Section 4.3(i), to provide and maintain suf-ficient landscaping around the Building and the Complex in such a manner and capacity as to create a pleasing and attractive environment;

          (xiii) To provide for the easy access and delivery of supplies via a tractor-trailer insuring an adequate turning radius, sufficient parking and easy access to the Space;

          (xiv) To provide utilities and services, in particular suf-ficient water, electric and gas lines and telephone conduits to meet the needs of Lessee's dialysis center; the Space shall have available 400 amp dedicated service; Lessor shall provide no less than a 2" water line and sewer lines together with a natural gas line from the street to the Building; and

          (xv) To install and maintain adequate exterior lighting to the Building and the Complex for Lessee's staff and patients.

                7.  OPERATING RESPONSIBILITIES OF LESSEE
                    ------------------------------------

     Lessee shall be responsible for the following during the Term:

          (i) Subject to Section 3, to make and pay for all necessary alterations and improvements to the Space, which Lessee has the right to do for Lessee's own purposes, which shall be made at Lessee's expense; Lessee may remove furniture, fixtures, laboratory and other equipment and movable improvements installed within the Space at any time, in-cluding machinery and equipment affixed either to the Space or to the Building; Lessee shall promptly repair any damage to the Space and the Building as a result of such removal, other than normal wear and tear.

                  Notwithstanding anything herein to the contrary, the Lessee shall not make structural alterations or additions to the Building or the Space, nor erect or paint any sign or other identification on any window or part of the Building, except as provided in Section 6(ix), provided Lessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All structural alterations or improvements made by Lessee shall become the property of the Lessor at the termination of this Lease.

                  Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Building or the Space for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, then Lessee shall pay the Lessor that sum so incurred as Additional Rent.

          (ii) To provide janitorial services and supplies for the Space, trash removal from the Space, and maintain the Space in good condition; and

          (iii) To install and maintain in good and sanitary order, condition and repair, the air-conditioning and heating, including but not limited to all necessary plumbing and electrical with respect to the Space, and to be responsible for the cost of electricity, heat, air-con-ditioning and water and sewerage charges relating to the Space and Lessee's use of the same; the Space to be separately metered at the sole cost of the Lessor.

                8.  ASSIGNING OR SUBLETTING BY LESSEE
                    ---------------------------------

     Lessee shall have the privilege of assigning or subletting the Space to another who has the approximate capitalization or financial condition of Lessee at the time of execution of this Lease, after first obtaining written consent of Lessor, such consent to be reasonable and shall not be arbitrarily withheld. Notwithstanding any provisions hereof, Lessee may assign or sublet the Space or any portion thereof, without Lessor's con-sent, to (i) Lessee's medical director and similar physician; and (ii) any corporation which controls, is controlled by or is under common con-trol with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires substantially all of the assets of Lessee, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such subletting or assignment shall terminate from that time on any and all liabilities and obligations of Lessee to pay rent or perform under the Lease. Consent to one assignment or subletting by Lessor shall not be deemed consent to any subsequent assignment or subletting.


                    9.  RESPONSIBILITY OF LESSEE
                        ------------------------

     All damages or injuries done to the Space by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Building and the Space in accordance with the provisions of this Lease, or except for the negligence of Lessor, its tenants and/or their respective servants, agents, invitees or em-ployees. Lessee covenants and agrees to make such repairs upon thirty
(30) days' written notice given to Lessee by

Lessor, and if Lessee shall thereafter neglect to make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, provided Lessor gives Lessee thirty (30) days written notice that Lessor is going to cure the damage or injury and charge the same to Lessee, and the amount thereof may be collected as Additional Rent accruing for the month following the date of said repair.

                       10.  FIRE OR CASUALTY
                            ----------------

     In the event that the Building or the Space shall be totally or substantially damaged by fire or other casualty or happening, to the extent that the business of the Lessee cannot reasonably be conducted therein and if such damage cannot be or is not repaired, restored, or rebuilt by the Lessor, as the case may be, to substantially the same condition as it was immediately prior to such damage or destruction within three (3) months after such damage, then either the Lessor or Lessee shall have the option of terminating this Lease by written notice delivered to the other party within thirty (30) days following such failure to rebuild; in either event Lessee shall immediately vacate and surrender possession of the Space to Lessor. If neither Lessee nor Lessor elects to terminate this Lease, or if the Building or the Space is not damaged to the extent that the damage unreasonably interferes with Lessee's Use, Lessor shall proceed with said repairs with all reasonable diligence, but in no event shall the repairs exceed ninety
(90) days. The rent payable hereunder shall entirely abate in case the Space or the Building is substantially destroyed or so damaged as to render the Space untenantable or not useable or convenient or in a con-dition for patients of Lessee noting the Use of the Space, or abate proportionately according to the extent of the injury or damage sus-tained by the Building or the Space, if such is not substantially destroyed or is rendered partially untenantable, until the Building and the Space shall have been restored, repaired, or rebuilt and put in proper condition for the Use and occupancy of Lessee. Lessor agrees to institute such repairs immediately after such damage and to complete the same with due diligence and within a reasonable time as provided in this Lease.

                       11.  SUBORDINATION
                            -------------

     This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, which now or at any time hereafter, become a lien or liens on the Building. In confirmation of such subordination, Lessee shall, when requested by Lessor or any mortgagee or their respective successors, promptly execute and deliver such written instruments as shall be necessary to show, acknowledge or confirm the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.
If Lessee fully performs its obligations under the Lease then, with respect to any mortgage or instrument now or hereafter becoming a lien or liens on the Building, Lessee's obligation to subordinate to such mortgage or other instrument shall be conditioned upon the mortgagee agreeing not to unreasonably disturb or interfere with Lessee's rights, Lessee's quiet enjoyment or with Lessee's possession of the Space. Notwithstanding the foregoing, Lessee shall not unreasonably withhold or delay executing a subordination agreement if the lender presents a standard subordination and non-interference agreement utilized industry wide.

                  12.  LESSOR'S ACCESS AND INSPECTION
                       ------------------------------

     The Lessor, its employees, agents and servants may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Space; to inspect the same; to enforce or carry out any provision of the Lease; to make repairs and alterations as Lessor should elect to do; and within 120 days of expiration of the Term or Renewal Term, to show the Leased Premises to others.

                           13.  CONDEMNATION
                                ------------

     If any part of the Space or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regu-lation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Lessee's use of the Space or in Lessor's judgment would materially interfere with or impair its ownership or operation of the Building, then upon written notice by Lessor this Lease shall terminate and the Rent and Additional Rent shall be apportioned as of said date. If part of the Space shall be Taken, and this Lease is not terminated as provided above, the Rent and Additional Rent payable here-under during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Lessor shall be entitled to receive the entire price or award from any such Taking without any payment to Lessee and Lessee hereby assigns to Lessor Lessee's interest, if any, in such award.
Lessee shall have the right, to the extent that same shall not diminish Lessor's award, to make a separate claim against the condemning authority (but not Lessor) for such compensation as may be separately awarded or recoverable by Lessee for moving expenses and damage to Lessee's trade fixtures, if a separate award for such items is made to Lessee.

                        14.  INDEMNIFICATION
                             ---------------

     Except for the negligence of Lessor, its agents, employees or con-tractors, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor, and Lessor's agents, employees and con-tractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Space or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its subtenants, assignees, invitees, employees, contractors and agents in or about the Space. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 14.

                         15.  EVENTS OF DEFAULT
                              -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

          (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days from the date such payment was due.

          (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence.

          (iii) Any insurance required to be maintained by Lessee pur-suant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as per-mitted in this Lease.

          (iv) Lessee shall not occupy or shall vacate the Space or shall fail to continuously operate its business at the Space for the Use during the Term or Renewal Period, if applicable, whether or not Lessee is in monetary or other default under this Lease.

          (v) Lessee shall attempt or there shall occur any assign-ment, subleasing or other transfer of Lessee's interest in or with respect to this Lease except as otherwise permitted in this Lease.

          (vi) Lessee shall fail to discharge any lien placed upon the Building in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Building.

          (vii) Lessee shall fail to materially comply with any pro-vision of this Lease other than those specifically referred to in this
Section 15, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.

                     16.  REMEDIES OF LESSOR
                          ------------------

     Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Lessor may at any time thereafter at its election terminate this Lease or Lessee's right of possession (but Lessee shall remain liable as hereinafter provided), and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Lessee's right of possession, it shall be lawful for Lessor, to re-enter the Space by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom. If Lessor re-enters the Space, Lessor shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Space.

     If Lessor terminates this Lease, Lessor may recover from Lessee the sum of: all Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Space, including without limitation brokerage fees and/or leasing commissions incurred by Lessor, and costs of removing and storing Lessee's or any other occupant's property, repairing, altering, re-modeling, or otherwise putting the Space into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Lessor in pursuing its remedies, including reasonable attorneys' fees and court costs.

     If Lessor terminates Lessor's right of possession (but not this Lease), Lessor shall relet the Space for rent and upon such terms as shall be satisfactory to Lessor without thereby releasing Lessee from any liability hereunder and without demand or notice of any kind to Lessee. For the purpose of such reletting Lessor is authorized to make any repairs, changes, alterations, or additions in or to the Space as Lessor deems reasonably necessary or desirable. If the Space is not relet, then Lessee shall pay to Lessor as damages a sum equal to the amount of rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Space (including reasonable attorney's fees and costs of suit), the unpaid Rent, Additional Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Lessor to relet the Space. If the Space is relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Lessor, the unpaid Rent, Additional Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including reasonable attorneys' fees and costs of suit), all of the costs and expenses of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the Rent and Addi-tional Rent accruing therefrom] to satisfy the Rent provided for in this Lease to be paid, then Lessee shall immediately satisfy and pay any such deficiency. Any such payments due Lessor shall be made upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect in writing to terminate this Lease for such previous breach.

     Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Space and/or a termination of this Lease by Lessor, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Lessor and Lessee. The failure of Lessor at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Lessee and Lessor further agree that forbearance or waiver by Lessor to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent Event of Default. No waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. To the greatest extent permitted by law, Lessee waives all right of redemption in case Lessee shall be dispossessed by a judgment or by warrant of any court or judge.

                       17.  REMEDIES OF LESSEE
                            ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor which shall include but not be limited to unreasonably withholding consents, failure to maintain facil-ities for the introduction of water, gas, and electric into the Space, failure to maintain the Building and the Space as required herein, failure to use due care with respect to the persons and property of Lessee, failure of Lessor's warranties as to the good operating condi-tion of the services to the Space, and otherwise interfering with, whether negligently or intentionally, the business of Lessee and its peaceable and quiet enjoyment of the Space for the Term or any Renewal Term, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure the said default within the thirty (30) day period, Lessee has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or Additional Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be a deduction from the Rent and Additional Rent accruing for the month following the date of such repair.

                           18.  INSURANCE
                                ---------

          (i) Lessee, at its cost, shall maintain a policy of Com-bined Single Limit Bodily Injury and Property Damage Insurance during the Term and any Renewal Term such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessor and Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Space. Lessee should also obtain and maintain a policy or policies of insurance covering loss or damage to the Space, providing protection against all perils included within the classification of fire, extended coverage, vandalism, mali-cious mischief, flood (in the event such is required by a lender having a lien on the Building), and special extended perils ("all risk" as such term is used in the insurance industry).

          (ii) Lessor shall obtain and maintain insurance on the Building, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Building and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars.

          (iii) Insurance required hereunder shall be placed with rep-utable insurance companies. Each party shall deliver to the other copies of policies of liability insurance required under this Section
18 or certificates evidencing the existence and amounts of such insur-ance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) day's prior written notice to Lessor or Lessee, as the case may be. Lessor and Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish the other party with renewals or "binders" thereof, or the other party, after ten (10) days written notice, may order such insurance, provided such is during and for the Term or any Renewal Term, and charge the cost thereof to the non-renewing party which amount shall be payable upon demand. Lessor and Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 18.

          (iv) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Building and/or the Space or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or pre-judice any right of the releasor to recover thereunder. Each party's insurance policies shall include such a provision so long as it is obtainable without extra cost.

                         19.  QUIET ENJOYMENT
                              ---------------

     Lessor, covenants and agrees that Lessee, upon paying said rent and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Space and common areas, including but not limited to parking areas, sidewalk entrances and exits of the Building and the Complex, for the Term and any Renewal Term.

                          20.  HAZARDOUS WASTE
                               ---------------

     Lessee shall not dump, flush or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Space, Building and Complex. Lessee and Lessor shall not dispose of any hazardous or toxic sub-stances or wastes in or on the Space, Building or Complex nor generate, store, use or dispose of any hazardous or toxic substances, except as may be permitted by applicable law, therein or thereon. To the best of Lessor's knowledge and belief, Lessor states that it has not gen-erated any hazardous waste in or upon the Space, the Building or the Complex, nor does it have knowledge that any other lessee of the property has done the same. Lessee shall indemnify, save and hold Lessor harmless from and against all costs, fees, expenses, including reasonable attorneys' fees, losses and damages resulting from or arising out of the generation, storage, use or disposal of hazardous wastes by Lessee on or about the Space, the Building and the Complex, including the transport or leaching of any hazardous wastes from the Space, Building and Complex. Lessee shall not make any use of the Space, Building or Complex which is improper, offensive or contrary to any law or ordinance or which will invalidate any of the Lessor's in-surance.

                          21.  AUTHORIZATION
                               -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or partners, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or con-stitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, the partnership agree-ment of Lessor, or the articles of incorporation, and by-laws of the Lessee, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own corporate acts, articles of incor-poration, by-laws and/or partnership agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorpo-ration, by-laws, partnership agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, com-mission, board, bureau or instrumentality, otherwise than as specif-ically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.

                              22.  AGREEMENT
                                   ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto
(executed in duplicate) and may only be modified by a written agreement(s) executed by Lessor and Lessee.

                       23.  HEIRS, SUCCESSORS, ETC.
                            -----------------------

     This Lease shall be binding upon the parties hereto and their respective successors and/or assigns.

                               24.  NOTICES
                                    -------

     All rent payments, notices, requests, demands and other communica-tions under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:             BPS Development Group
                       37 S. Main Street, Suite 200
                       P.O. Box 1012
                       Chambersburg, PA 17201
                       Attn: Cheryl Plummer, Partner

Copy To:               Courtney J. Graham, Esq.
                       Graham & Graham
                       223 Lincoln Way East
                       Chambersburg, PA 17201

To Lessee:             Dialysis Services of Pa., Inc. - Chambersburg
                       c/o Dialysis Services of Pa., Inc. - Lemoyne
                       27 Miller Avenue, Suites 2 & 3
                       Lemoyne, PA 17043
                       Attn: Bart Pelstring, President

Copy To:               Lawrence E. Jaffe, Esq.
                       Heights Plaza-5th Floor
                       777 Terrace Avenue
                       Hasbrouck Heights, NJ 07604

     Any party may change its address for purposes of this Section 24 by giving the other parties written notice of the new address in the manner set forth above.

                             25.  BROKERS
                                  -------

     Other than Lessor's sole obligation to Commercial Investment Real Estate of Carlisle, PA ("CIRE"), Lessor and Lessee each represent and warrant that neither has dealt with any broker, agent or other person in connection with this transaction and other than CIRE, for whom Lessor is solely responsible, no broker, agent or other person brought about this transaction, and Lessor and Lessee each agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensa-tion by virtue of having dealt with Lessor or Lessee, as the case may be, with regard to this leasing transaction; and Lessor specifically indemnifies Lessee against any claims for commissions, fees, costs or other charges by CIRE.

                           26.  APPLICABLE LAW
                                --------------

     This Lease shall be construed under the laws of the Commonwealth of Pennsylvania. Any action shall be brought in a court that would have appropriate jurisdiction within Franklin County, Pennsylvania. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

             27.  RIGHTS AND OBLIGATIONS UNDER BANKRUPTCY CODE
                  --------------------------------------------

          (a) Upon the filing of a petition by or against Lessee under the Bankruptcy Code, Lessee, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of lessee under this lease until such time as this Lease is either rejected or assumed by order of the United States Bank-ruptcy Court; (ii) to pay in accordance with the terms of this Lease as reasonable compensation for use and occupancy of the Space an amount equal to the monthly Rent, Additional Rent and other costs and expenses to be paid or reimbursed by Lessee under this Lease except as may be ordered by the United States Bankruptcy Court; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under the Bankruptcy code; (iv) to give Lessor at least forty-five (45) days prior written notice of any proceeding relating to any assumption of the Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Space; any such abandonment to be deemed a rejection of this Lease; (vi) to promptly surrender possession of the Space to Lessor upon rejection of the Lease; (vii) to do all other things of benefit to Lessor otherwise required under the Bankruptcy Code; (viii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (ix) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (b) No default of this Lease by Lessee, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Lessor.

          (c) It is understood and agreed that this is a Lease of real property for Use as provided in Section 1 and of non-residential real property as such a lease is described or referred to in the Bankruptcy Code; and

          (d) Only with respect to obligations under the Bankruptcy Code, included with and in addition to any other conditions or obligations imposed upon Lessee or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than forty-five (45) days of assumption and/or assignment; (ii) the use of the Space only as set forth in Section 1 of this Lease; (iii) the reorganized debtor or assigns of such debtor in possession or of Lessee's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience and financial ability to professionally operate a business establishment out of this Lease; (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (v) the Space, at all times, remains a center for the dispensing of medical services and any physical changes of any kind may not be made to the Space unless not in compliance with the applicable provisions of this Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                            Lessor:  BPS DEVELOPMENT GROUP,
                                     A Pennsylvania General Partnership

                                /s/ Cheryl S. Plummer

Dated:  April 15, 1998      By: ---------------------------------------
                                                   , Authorized Partner

                            Lessee:  DIALYSIS SERVICES OF PA., INC. -
                                      CHAMBERSBURG

                                /s/ Bart Pelstring

                            By: ---------------------------------------
                                BART PELSTRING, President

                                 EXHIBIT A

Shell space and site construction items supplied by BPS shall consist of the following:

1.   Sewer service into the corner of the suite.
2. Natural gas service into the suite at a location determined by the architect.
3.   Water service in water meter in adjacent mechanical room.
4.   Electric service to the electric meter base.
5. Telephone conduits into the suite at a location determined by the architect.
6.   Four inches of stone base on compacted earth subbase.
7.   All windows and exterior pedestrian doors.
8.   Framing for overhead door if required.
9.   Below grade perimeter insulation only.
10. Wood stud finish on exterior walls and concrete block finish on interior fire wall. (All above grade insulation and drywall is by lessee.)
11.  Lighted paved parking lot.
12.  Loading dock and ambulance paved driveways.
13.  Seeding and landscaping.
14.  Signage on our street entrance sign.  All other signage by Lessee.